Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: July 26, 2011

FOR IMMEDIATE RELEASE

Horizon Bancorp to Present at Keefe, Bruyette & Woods
2011 Community Bank Investor Conference

Michigan City, IN — Horizon Bancorp (HBNC) today announced that Craig M. Dwight, President and Chief Executive Officer, will be presenting at the Keefe, Bruyette & Woods 2011 Community Bank Investor Conference to be held in New York City on August 2-3, 2011. Mr. Dwight is scheduled to make his presentation on Wednesday, August 3, 2011, at 8:00 a.m. EDST.

The audio webcast of Mr. Dwight’s presentation will be available through the Horizon website at www.acesshorizon.com and will be archived and available for replay for 30 days. The presentation slides also will be available on our website.

Horizon Bancorp is a locally owned, independent, commercial bank holding company serving Northern Indiana and Southwest Michigan.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.accesshorizon.com.  Its common stock is traded on the NASDAQ Global Market under the symbol HBNC.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

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